Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian Keogh
425-453-9400

ESTERLINE APPOINTS DELORES M. ETTER TO ITS BOARD OF DIRECTORS

Bellevue, Wash., January 10, 2010 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace and defense markets, today announced that Dr. Delores M. Etter has been appointed to the company’s Board of Directors.

Brad Lawrence, Esterline CEO, said, “We are delighted to have such an accomplished executive as Dr. Etter joining our Board. Her extensive scientific and engineering background, industry knowledge and Department of Defense experience are very well suited to Esterline, especially as those talents relate to several key areas where we have growth plans.”

Dr. Etter recently served as the Assistant Secretary of the Navy for Research, Development and Acquisition. In that position she was responsible for the acquisition of all Navy and Marine Corps programs, plus several Joint programs including the Mine Resistant Ambush Protected Vehicle (MRAP) and the Joint Strike Fighter (JSF). As a former Deputy Under Secretary of Defense for Science and Technology, she was responsible for strategic planning, budget allocation, program execution and evaluation for the Department of Defense Science and Technology Program. Dr. Etter was the principal U.S. representative to the NATO Research and Technology Board, and was also responsible for the Defense Modeling and Simulation Organization, the High Performance Computing Modernization

(more)

Office, technical oversight of the Software Engineering Institute, and she was the senior civilian in charge of the Department of Defense high-energy laser research program.

In addition, she has served as a faculty member at five distinguished universities including the United States Naval Academy, where her research was focused on biometric signal processing with an emphasis on developing iris recognition technology for identification purposes. Dr. Etter is currently the Director of the Caruth Institute for Engineering Education and the Texas Instruments Distinguished Chair in Engineering Education at Southern Methodist University.

About Esterline

Esterline Corporation is a leading world-wide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials. Operations within the Avionics & Controls segment focus on high-technology electronics products for military and commercial aircraft and land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies, including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.